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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports First Quarter Fiscal 2018 Results

HOUSTON, TX - January 29, 2018 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its sixteen-week first quarter fiscal 2018, which ended on December 20, 2017. Comparisons in this earnings release for the first quarter fiscal 2018 are referred to as “first quarter.”

First Quarter Key Metrics
(comparisons to first quarter fiscal 2017)

•	Same-store sales increased 0.8%

•	Culinary Contract Services sales increased $3.2 million

•	Adjusted EBITDA increased $1.1 million

•	Three new Fuddruckers franchise locations opened (one international location in Mexico, and domestic locations in Florida and Pennsylvania) in the first quarter

•	Capital expenditures decreased $0.7 million

Chris Pappas, President and CEO, commented, “We are pleased to have generated positive same-store sales in the first quarter at both of our primary brands, Luby’s Cafeteria and Fuddruckers, leading to a company-wide increase of 0.8% same-store sales.

“We are encouraged by the progress of the operational and guest initiatives that we began implementing last year to help improve guest services, store level profit and EBITDA while closely managing expenses. These efforts are contributing to same-store sales growth as well as improving cost controls. In the first quarter, we grew Adjusted EBITDA by over $1.0 million.

"Our team continues to focus on enhancing guest experiences across all of our brands, including through in-store operational efficiencies, menu variety and new offerings and speed of service.

"In Culinary Contract Services, revenue grew significantly in the first quarter and remains on track to show substantial growth in fiscal year 2018. We remain optimistic in our ability to strengthen our iconic brands, grow our Culinary Contract Services segment and continue to control costs company-wide.”

Same-Store Sales Year-Over-Year Comparison

	Q1 2018(3)	Q1 2017(3)
Luby's Cafeterias	1.5%	(2.2)%
Fuddruckers	0.6%	(1.6)%
Combo locations (1)	1.3%	(2.3)%
Cheeseburger in Paradise	(10.5)%	(7.8)%
Total same-store sales (2)	0.8%	(2.3)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the first quarter, there were 82 Luby’s Cafeterias locations, 59 Fuddruckers locations, all six Combo locations, and all seven Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2018, Q1 2017 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

First Quarter Restaurant Sales:
($ thousands)

Restaurant Brand	Q1 2018	Q1 2017	Change ($)	Change (%)
Luby’s Cafeterias	$67,430	$68,339	$(909)	(1.3)%
Fuddruckers	26,914	28,748	(1,834)	(6.4)%
Combo locations	6,712	6,626	86	1.3%
Cheeseburger in Paradise	3,527	4,369	(842)	(19.3)%
Total Restaurant Sales	$104,583	$108,082	$(3,499)	(3.2)%

•
Luby’s Cafeterias sales decreased $0.9 million versus the first quarter fiscal 2017, due to the closure of four locations over the prior year partially offset by a 1.5% increase in Luby’s same-store sales. The increase was the result of a 4.8% increase in average spend per guest partially offset by a 3.3% decrease in guest traffic.

•
Fuddruckers sales at company-owned restaurants decreased $1.8 million versus the first quarter fiscal 2017, due to seven permanent restaurant closings and two temporary closures for post-Hurricane renovations partially offset by a 0.6% increase in same-store sales. The 0.6% increase in same-store sales was the result of a 4.5% increase in average spend per guest partially offset by a 3.9% decrease in guest traffic.

•	Combo location sales increased $0.1 million, or 1.3%, versus first quarter fiscal 2017.

•	Cheeseburger in Paradise sales decreased $0.8 million. The closure of one location reduced sales by $0.4 million and declines in sales at the remaining seven locations reduced sales by $0.4 million.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $11.1 million, or 10.6% of restaurant sales, in the first quarter compared to $12.6 million, or 11.7% of restaurant sales, during the first quarter fiscal 2017. While higher menu pricing was sufficient to cover food commodity cost inflation and we achieved reductions in repairs and maintenance costs, store level profit margins were negatively impacted by certain expense items. The first quarter included approximately $0.3 million related to net uninsured losses and last year the first quarter fiscal 2017 benefited from an approximate $0.5 million decrease in workers' compensation expense. Store level profit margin was also negatively impacted, but to a lesser extent, from higher packaging and catering supplies related to an approximate 4.5% increase in holiday sales, and higher fees to third party delivery services associated with higher sales through this channel. Store level profit is a non-GAAP measure, and reconciliation to loss from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues increased by $3.2 million to $7.5 million with 22 operating locations during the first quarter. New Culinary Contract Services locations and retail sales combined contributed approximately $4.3 million in revenue which was partially offset by a $0.8 million decrease in revenue from locations that ceased operations and an approximate $0.3 million decrease in revenue at locations continually operated over the prior full year. Culinary Contract Services profit margin increased to 15.8% of Culinary Contract Services sales in the first quarter compared to 11.3% in the first quarter fiscal 2017.

•
Franchise revenue increased $16 thousand, or 0.9%, in the first quarter compared to the first quarter fiscal 2017. In the first quarter, Franchisees opened three locations (one international location in Mexico, and domestic locations in Florida and Pennsylvania) and closed five locations (one international location in Italy and four domestic locations, one in each of Tennessee, North Carolina, South Dakota, and North Dakota) in the first quarter.

•
Loss from continuing operations was $4.9 million, or a loss of $0.17 per diluted share, compared to a loss of $5.5 million, or a loss of $0.19 per diluted share, in the first quarter fiscal 2017. Excluding special non-cash items, loss from continuing operations was $3.7 million, or a loss of $0.13 per diluted share, in the first quarter compared to a loss of $4.8 million, or $0.17 per diluted share, in the first quarter fiscal 2017. Loss from continuing operations, excluding special items, is a non-GAAP measure, and reconciliation to loss from continuing operations is presented below.

Balance Sheet and Capital Expenditures

We ended the first quarter with a debt balance outstanding of $30.8 million (net of deferred financing costs of $0.3 million), up slightly from $30.7 million (net of deferred financing costs of $0.3 million) at the end of fiscal 2017. During the first quarter, our capital expenditures decreased to $4.3 million compared to $5.0 million in the first quarter fiscal 2017. At the end of the first quarter, we had $0.8 million in cash and $140.0 million in total shareholders’ equity.

Restaurant Counts:

	August 30, 2017	FY18 Q1 Openings	FY18 Q1 Closings	December 20, 2017
Luby’s Cafeterias(1)	88	—	—	88
Fuddruckers Restaurants(1)	71	—	(3)	68
Cheeseburger in Paradise	8	—	(1)	7
Total	167	—	(4)	163

(1)	Includes 6 restaurants that are part of Combo locations

Conference Call

Luby’s will host a conference call on January 29, 2018 at 10:00 a.m. Central Time to discuss further its first quarter fiscal 2018 results. To access the call live, dial (412) 902-0030 and use the access code 13675302#

at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through February 5, 2018 and may be accessed by calling (201) 612-7415 and using the access code 13675302#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 163 restaurants nationally as of December 20, 2017: 88 Luby’s Cafeterias, 68 Fuddruckers, seven Cheeseburger in Paradise restaurants. Luby's is the franchisor for 111 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, and Colombia. Additionally, a licensee operates 34 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 22 sites consisting of healthcare and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended
	December 20, 2017	December 21, 2016
	(16 weeks)	(16 weeks)
SALES:
Restaurant sales	$104,583	$108,082
Culinary contract services	7,519	4,297
Franchise revenue	1,887	1,871
Vending revenue	143	159
TOTAL SALES	114,132	114,409
COSTS AND EXPENSES:
Cost of food	29,754	30,850
Payroll and related costs	38,126	38,673
Other operating expenses	19,499	19,648
Occupancy costs	6,261	6,475
Opening costs	75	165
Cost of culinary contract services	6,332	3,811
Cost of franchise operations	488	580
Depreciation and amortization	5,353	6,550
Selling, general and administrative expenses	11,525	13,759
Provision for asset impairments and restaurant closings	845	287
Net loss on disposition of property and equipment	222	85
Total costs and expenses	118,480	120,883
LOSS FROM OPERATIONS	(4,348)	(6,474)
Interest income	6	1
Interest expense	(649)	(602)
Other income, net	115	103
Loss before income taxes and discontinued operations	(4,876)	(6,972)
Benefit for income taxes	(9)	(1,458)
Loss from continuing operations	(4,867)	(5,514)
Loss from discontinued operations, net of income taxes	(35)	(72)
NET LOSS	$(4,902)	$(5,586)
Loss per share from continuing operations:
Basic	$(0.17)	$(0.19)
Assuming dilution	$(0.17)	$(0.19)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.00)
Assuming dilution	$(0.00)	$(0.00)
Net loss per share:
Basic	$(0.17)	$(0.19)
Assuming dilution	$(0.17)	$(0.19)
Weighted average shares outstanding:
Basic	29,691	29,339
Assuming dilution	29,691	29,339

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended
	December 20, 2017	December 21, 2016
	(16 weeks)	(16 weeks)

Restaurant sales	91.6%	94.5%
Culinary contract services	6.6%	3.8%
Franchise revenue	1.7%	1.6%
Vending revenue	0.1%	0.1%
TOTAL SALES	100.0%	100.0%

COSTS AND EXPENSES:

(As a percentage of restaurant sales)
Cost of food	28.5%	28.5%
Payroll and related costs	36.5%	35.8%
Other operating expenses	18.6%	18.2%
Occupancy costs	6.0%	6.0%
Vending revenue	(0.1)%	(0.1)%
Store level profit	10.6%	11.7%

(As a percentage of total sales)
Marketing and advertising expenses	1.3%	2.0%
General and administrative expenses	8.8%	10.0%
Selling, general and administrative expenses	10.1%	12.0%
LOSS FROM OPERATIONS	(3.8)%	(5.7)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 20, 2017	August 30, 2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$812	$1,096
Trade accounts and other receivables, net	8,954	8,011
Food and supply inventories	4,743	4,453
Prepaid expenses	3,030	3,431
Total current assets	17,539	16,991
Property held for sale	3,231	3,372
Assets related to discontinued operations	2,371	2,755
Property and equipment, net	171,426	172,814
Intangible assets, net	19,164	19,640
Goodwill	1,068	1,068
Deferred income taxes	7,348	7,254
Other assets	2,505	2,563
Total assets	$224,652	$226,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,866	$15,937
Liabilities related to discontinued operations	20	367
Current portion of credit facility debt	295	—
Accrued expenses and other liabilities	31,070	28,076
Total current liabilities	47,251	44,380
Credit facility debt, less current portion	30,525	30,698
Liabilities related to discontinued operations	16	16
Other liabilities	6,843	7,311
Total liabilities	$84,635	$82,405
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,816,771 and 29,624,083, respectively; shares outstanding were 29,316,771 and 29,124,083, respectively	9,542	9,480
Paid-in capital	32,655	31,850
Retained earnings	102,595	107,497
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	140,017	144,052
Total liabilities and shareholders’ equity	$224,652	$226,457

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	December 20, 2017	December 21, 2016
	(16 weeks)	(16 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,902)	$(5,586)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments and net (gains) on property sales	1,067	372
Depreciation and amortization	5,353	6,550
Amortization of debt issuance cost	40	67
Share-based compensation expense	867	433
Deferred tax provision (benefit)	16	(1,466)
Cash provided by operating activities before changes in operating assets and liabilities	2,441	370
Changes in operating assets and liabilities:
Decrease (Increase) in trade accounts and other receivables	(1,287)	254
Decrease in insurance receivables	344	—
Increase in food and supply inventories	(290)	(440)
Decrease (Increase) in prepaid expenses and other assets	441	(59)
Insurance proceeds	276	—
Increase in accounts payable, accrued expenses and other liabilities	1,557	3,116
Net cash provided by operating activities	3,482	3,241
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	185	38
Insurance proceeds	344	—
Purchases of property and equipment	(4,325)	(4,980)
Net cash used in investing activities	(3,796)	(4,942)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	22,900	45,700
Revolver repayments	(22,800)	(78,300)
Proceeds from term loan	—	35,000
Debt issuance costs	—	(625)
Taxes paid for shares withheld	(70)	—
Net cash provided by financing activities	30	1,775
Net (decrease) increase in cash and cash equivalents	(284)	74
Cash and cash equivalents at beginning of period	1,096	1,339
Cash and cash equivalents at end of period	$812	$1,413
Cash paid for:
Income taxes	$—	$—
Interest	515	478

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs, is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

($ thousands)	Quarter Ended
	December 20, 2017	December 21, 2016
	(16 weeks)	(16 weeks)

Store level profit	$11,086	$12,595

Plus:
Sales from culinary contract services	7,519	4,297
Sales from franchise operations	1,887	1,871

Less:
Opening costs	75	165
Cost of culinary contract services	6,332	3,811
Cost of franchise operations	488	580
Depreciation and amortization	5,353	6,550
Selling, general and administrative expenses	11,525	13,759
Provision for asset impairments and restaurant closings	845	287
Net loss on disposition of property and equipment	222	85
Interest income	(6)	(1)
Interest expense	649	602
Other income, net	(115)	(103)
Benefit for income taxes	(9)	(1,458)
Loss from continuing operations	$(4,867)	$(5,514)

The Company has also provided a non-GAAP measurement which presents income (loss) from continuing operations, before special items. The non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.
Rather, the Company believes that the presentation of income (loss) from continuing operations, before special items, provides additional information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

Reconciliation of loss from continuing operations to loss from continuing operations, before special items (1,2):

	Q1 FY2018		Q1 FY2017
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(4,867)	$(0.17)	$(5,514)	$(0.19)
Provision for asset impairments	558	0.02	189	0.01
Net loss (gain) on disposition of property and equipment	147	0.00	56	0.00
Fair value adjustment to performance awards liability	(114)	(0.00)	60	0.00
Loss from closed stores(3)	403	0.01	390	0.01
Net uninsured storm-related losses	219	0.01	—	0.00
Loss from continuing operations, before special items	$(3,654)	$(0.13)	$(4,819)	$(0.17)

(1)
We use income (loss) from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax (adjustments assume an effective 34% tax rate)

(3)
Losses from closed store include store level profit (loss) less depreciation for stores that closed in fiscal 2017 (9 restaurants) and subsequent to fiscal 2017 year-end through January 29, 2018 (7 restaurants, 2 of which are temporarily closed for renovations).

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization, and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments and restaurant closings, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended
	December 20, 2017	December 21, 2016
	(16 weeks)	(16 weeks)

Loss from continuing operations	$(4,867)	$(5,514)
Depreciation and amortization	5,353	6,550
Benefit for income taxes	(9)	(1,458)
Interest expense	649	602
Interest income	(6)	(1)
Net loss on disposition of property and equipment	222	85
Provision for asset impairments and restaurant closings	845	287
Non-cash compensation expense	558	769
Franchise Taxes	59	55
Decrease (Increase) in Fair Value of Derivative	(173)	91
Adjusted EBITDA	$2,631	$1,466